Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV2
                         Payment Date 09/18/2000 REVISED
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Servicing Certificate

Beginning Principal Balance Group A-I                                     173,034,335.08
Beginning Principal Balance Group A-II                                     35,798,998.23
                                                                 ------------------------
                                         Total Beginning Balance          208,833,333.31

Ending Principal Balance Group A-I
                                                                          172,607,460.87
Ending Principal Balance Group A-II
                                                                           35,770,398.07
                                                                 ------------------------
                                            Total Ending Balance
                                                                          208,377,858.94

Principal Collections Group A-I
                                                                              426,874.21
Principal Collections Group A-II
                                                                               28,600.16
                                                                 ------------------------

                                                                              455,474.37

Interest Collections Group A-I
                                                                            1,345,846.38
Interest Collections Group A-II
                                                                              297,337.88

                                                                            1,643,184.26

Active Loan Count Group A-I
                                                                                   4,237
Active Loan Count Group A-II
                                                                                     456

Substitution Adjustment Amount Group A-I                                            0.00
Substitution Adjustment Amount Group A-II                                           0.00

Principal Balance of Current Month Prefunding Group A-I                             0.00
Principal Balance of Current Month Prefunding Group A-II                            0.00

Policy Draw Amount                                                                  0.00

Total Limited Reimbursement Amount                                             46,901.39

Current month distribution to Credit Enhancer
                                                                 80,208.33

Net Loan Rate                                                                     14.43%

Note Rate - Class A-I-1 Notes                                                    6.7600%
Note Rate - Class A-I-2 Notes                                                    7.9500%
Note Rate - Class A-II-1 Notes                                                   6.7700%
Note Rate - Class A-II-2 Notes                                                   7.9900%

                   Beginning Note Balance    Ending Note Balance    Percentage Interest    Principal        Interest
                                                                                          Distribution

 Class A-I-1 Notes           55,140,000.00                                19.596%           1,250,870.28
                                                     53,889,129.72                                           186,373.20
 Class A-I-2 Notes          172,718,000.00                                62.807%
                                                    172,718,000.00                                     -   1,182,398.64
Class A-II-1 Notes           11,543,000.00                                4.125%
                                                     11,343,923.65                            199,076.35      39,073.06
Class A-II-2 Notes          35,599,000.00                                 12.945%
                            -------------- -----------
                                                    35,599,000.00                                   -       244,931.01
                                                    --------------                                  ----    ----------
       Total Notes                                                                          1,449,946.63
                            275,000,000.00          273,550,053.37                                         1,652,775.91

Certificates                                                 0.00

Prefunding Account                                                    Total Amount
                                                                 ------------------------
Beginning Balance                                                          66,166,666.69
Interest Earned on Prefunding Account                                          11,420.55
Prior month Interest earned transferred to overcollateralization                    0.00
Collection Period Subsequent Transfer                                               0.00
Prefunding Account balance distributed to Noteholders                               0.00
                                                                 ------------------------
                         Total Ending Prefunding Account Balance           66,178,087.24


Capitalized Interest Account Balance
Beginning Balance                                                           1,855,638.23
Withdraw relating to prior month Collection Period                                  0.00
Interest Earned                                                                   320.29
Interest Earned sent to Note Payment account                                        0.00
Total Ending Capitalized Interest Account Balance to Noteholders                    0.00
                                                                 ------------------------
               Total Ending Capitalized Interest Account Balance            1,855,958.52
                                                                 ========================


Beginning Overcollateralization Amount                                              0.00
Overcollateralization Amount Increase (Decrease)                              994,472.26
                                                                 ------------------------
Ending Overcollateralization Amount                                           994,472.26
Outstanding Overcollaterization Amount
                                                                            5,270,527.74
                                                                 ------------------------
Required Overcollateralization Amount
                                                                            6,265,000.00


                                                          Number        Percent
                                           Balance        of Loans      of Balance
Delinquent Loans (30 Days)                                    5            0.23%
                                        391,026.05
Delinquent Loans (60 Days)                    0.00            0            0.00%
Delinquent Loans (90+ Days) (*)               0.00            0            0.00%
Foreclosed Loans                              0.00            0            0.00%
REO                                           0.00            0            0.00%

(*) 90+ Figures Include Foreclosures and REO
                                                                                                  Percent
                                                                  Liquidation To-Date           of Balance

 Beginning Loss Amount                                                              0.00
Current Month Loss Amount                                                           0.00           0.00%
Ending Loss Amount                                                                  0.00


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